As filed with the Securities and Exchange Commission on March 25, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Hatnufa Street, Floor 6 Yokneam Ilit, Israel	2069203
(Address of Principal Executive Offices)	(Zip Code)

ReWalk Robotics Ltd. 2014 Incentive Compensation Plan

(Full title of the plan)

ReWalk Robotics, Inc.

200 Donald Lynch Blvd

Marlborough, MA 01752

(Name and address of agent for service)

+ 1 (508) 251-1154

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, par value NIS 0.01	1,944,000	$0.224	$435,456	$52.78

(1)	This registration statement on Form S-8 (the “Registration Statement”) covers 1,944,000 ordinary shares of ReWalk Robotics Ltd. (the “Registrant”). This amount consists of the following: (i) ordinary shares issuable pursuant to awards granted under the Registrant’s 2014 Incentive Compensation Plan (the “2014 Plan”), which were automatically added effective as of January 1, 2018 and January 1, 2019 to the 2014 Plan pursuant to an annual “evergreen” provision contained in the 2014 Plan and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional ordinary shares that may become issuable under the terms of the 2014 Plan by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the ordinary shares registered under this Registration Statement all ordinary shares are combined by a reverse share split into a lesser number of ordinary shares, the number of undistributed ordinary shares covered by this Registration Statement shall be proportionately reduced.

(2)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee, on the basis of the average high and low trading prices ($0.235 - $0.213) of the Registrant’s ordinary shares as quoted on the Nasdaq Capital Market on March 20, 2019.

EXPLANATORY NOTE

ReWalk Robotics Ltd. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 1,944,000 ordinary shares, par value NIS 0.01 (“ordinary shares”), issuable under the Registrant’s 2014 Incentive Compensation Plan (the “2014 Plan”).

On November 6, 2017, the Registrant filed a registration statement on Form S-8 (File No. 333-221357) (the “Prior Registration Statement”) with the Commission registering in the aggregate 2,221,575 ordinary shares, issuable under the Registrant’s 2014 Plan. The additional 1,944,000 ordinary shares registered under this Registration Statement consist of the following: (i) ordinary shares issuable pursuant to awards granted under the 2014 Plan, which were automatically added effective as of January 1, 2018 and January 1, 2019 to the 2014 Plan pursuant to an annual “evergreen” provision contained in the 2014 Plan; and (ii) pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional ordinary shares that may become issuable under the terms of the 2014 Plan by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant are incorporated herein by reference:

(i)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Commission on February 8, 2019;

(ii)	“Proposal Two—Approval of Amendments to our Articles of Association to Effect a Reverse Share Split” and “Proposal Three—Approval of Amendments to our Articles of Association to Increase our Authorized Share Capital” in the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 19, 2019, and the portions of such Definitive Proxy Statement that are specifically incorporated by reference into the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2018;

(ii)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 11, 2019 and February 25, 2019; and

(iii)	the description of the Company’s ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-36612) filed with the Commission on September 2, 2014.

In addition to the foregoing, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen share certificate (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the Commission on August 20, 2014).

4.2	Amended and Restated Shareholders’ Rights Agreement, dated July 14, 2014, among the Company and the other parties named therein (incorporated by reference to Exhibit 10.9 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the Commission on July 16, 2014).

4.3	Warrant, dated December 30, 2015, between the Company and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 4, 2016).

4.4	Form of warrant issued in connection with the Company’s follow-on offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 31, 2016).

4.5	Secured Convertible Promissory Note, dated June 9, 2017, issued to Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 3, 2017).

4.6	Form of pre-funded warrant offered in November 2018 follow-on offering (incorporated by reference to Exhibit 4.6 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the Commission on November 14, 2018).

4.7	Form of common warrant to purchase ordinary shares in November 2018 follow-on offering (incorporated by reference to Exhibit 4.7 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the Commission on November 14, 2018).

4.8	Form of underwriter warrant from November 2018 follow-on offering (incorporated by reference to Exhibit 4.8 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the Commission on November 14, 2018).

4.9	First Amendment to Warrant to Purchase Shares between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on November 21, 2018).

4.10	Form of placement agent warrant to purchase ordinary shares in February 2019 follow-on offering (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on February 25, 2019).

5.1	Opinion of Goldfarb Seligman & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).†

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited.†

23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

99.1	ReWalk Robotics Ltd. 2014 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-221357), filed with the Commission on November 6, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Massachusetts, on this 25th day of March, 2019.

ReWalk Robotics Ltd.

By:	/s/ Ori Gon
Name: Ori Gon
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Larry Jasinski and Ori Gon, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ Larry Jasinski	Director and Chief Executive Officer	March 19, 2019
Larry Jasinski	(Principal Executive Officer)

/s/ Ori Gon	Chief Financial Officer	March 25, 2019
Ori Gon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeff Dykan	Chairman of the Board	March 25, 2019
Jeff Dykan

/s/ Wayne B. Weisman	Director	March 25, 2019
Wayne B. Weisman

/s/ Yasushi Ichiki	Director	March 25, 2019
Yasushi Ichiki

/s/ Aryeh Dan	Director	March 25, 2019
Aryeh Dan

/s/ Yohanan R Engelhardt	Director	March 25, 2019
Yohanan R Engelhardt

/s/ Dr. John William Poduska	Director	March 25, 2019
Dr. John William Poduska

/s/ Ning Cong	Director	March 25, 2019
Ning Cong

/s/ Peter Wehrly	Director	March 25, 2019
Peter Wehrly

REWALK ROBOTICS INC.	Authorized Representative in the United States

By:	/s/ Ori Gon	March 25, 2019
Name: Ori Gon
Title: Chief Financial Officer

EXHIBITS

Exhibit No.	Description

4.1	Specimen share certificate (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the Commission on August 20, 2014).

4.2	Amended and Restated Shareholders’ Rights Agreement, dated July 14, 2014, among the Company and the other parties named therein (incorporated by reference to Exhibit 10.9 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the Commission on July 16, 2014).

4.3	Warrant, dated December 30, 2015, between the Company and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 4, 2016).

4.4	Form of warrant issued in connection with the Company’s follow-on offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 31, 2016).

4.5	Secured Convertible Promissory Note, dated June 9, 2017, issued to Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 3, 2017).

4.6	Form of pre-funded warrant offered in November 2018 follow-on offering (incorporated by reference to Exhibit 4.6 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the Commission on November 14, 2018).

4.7	Form of common warrant to purchase ordinary shares in November 2018 follow-on offering (incorporated by reference to Exhibit 4.7 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the Commission on November 14, 2018).

4.8	Form of underwriter warrant from November 2018 follow-on offering (incorporated by reference to Exhibit 4.8 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the Commission on November 14, 2018).

4.9	First Amendment to Warrant to Purchase Shares between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on November 21, 2018).

4.10	Form of placement agent warrant to purchase ordinary shares in February 2019 follow-on offering (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on February 25, 2019).

5.1	Opinion of Goldfarb Seligman & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).†

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited.†

23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

99.1	ReWalk Robotics Ltd. 2014 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-221357), filed with the Commission on November 6, 2017).

†	Filed herewith.